UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2004

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)
1-13045 (Commission file number)	23-2588479 (I.R.S. employer identification number)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant's telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

On January 7, 2004, we previously announced a proposed offering of £125 million in aggregate principal amount of Senior Subordinated Notes due 2014. The notes are being sold only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act of 1933. As part of this offering, we may discuss our financial guidance for 2004 and, in that regard, we are hereby reaffirming our financial guidance for 2004 as originally released on November 20, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant) By: /s/ Jean A. Bua Jean A. Bua Vice President and Corporate Controller